PURCHASE & SALE AGREEMENT


THIS AGREEMENT made effective this 7th day of July, 2006.



BETWEEN:      TODD VANDERHARDT, a citizen of Canada ("Vanderhardt" or "Seller");

AND: CLASSIFIER MILLING SYSTEMS CORP., a company incorporated in Ontario, Canada ("CMS")

AND:          iCARBON CANADA, LTD., an Ontario corporation ("iCCL" or "Buyer")


                                   BACKGROUND

A. Vanderhardt is the owner of one hundred percent (100%) of the issued and outstanding capital stock of CMS; and

B. This Agreement contemplates a transaction whereby iCCL will purchase from Vanderhardt and Vanderhardt will sell to iCCL one hundred percent (100%) of Vanderhardt's capital stock of CMS in return for cash, and Buyer's Note.

NOW THEREFORE, THIS AGREEMENT WITNESSETH, that in consideration of the mutual covenants contained herein and the representations and warranties herein contained, Vanderhardt and iCCL hereby agree as follows:

                                    ARTICLE I
                        DEFINED TERMS AND INTERPRETATION

1.1 Definitions. Whenever used in this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the following meanings, respectively:

     a. "Assets" means the tangible and intangible property, assets and rights owned by CMS as of April 1, 2006 including but not limited to those assets listed on Schedule 1.1 attached.

     b. Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, (reasonable amounts paid in settlement,) liabilities, obligations, taxes, liens, losses expenses, and fees, including court costs and (reasonable) attorneys' fees and expenses.

     c. "Buyer" means iCarbon Canada, Ltd., an Ontario corporation and a wholly owned subsidiary of BPK Resources, Inc., a company incorporated in the State of Nevada, United States of America.

     d. "CMS" means Classifier Milling Systems, Inc., a company incorporated in the Province of Ontario, Canada, the stock of which is one hundred percent (100%) owned and controlled by Vanderhardt.

     e. "Closing" means at the earliest date practicable however a date that is on or before July 31, 2006.

     f. "Consents" means consents, approvals, authorizations, and any form of agreement necessary to give valid affect to this Agreement.

     g. "Consideration" means the Purchase Price as defined in Section 2.2 hereunder.

     h. "Contractual or Other Right or Obligation" means any form of agreement, contract, instrument, license, permit, registration, judgement, order, decree, indenture, lease, engagement, or commitment.

     i. "Effective Date" means April 1, 2006. Effective date also means that as and when the Closing occurs, the financial effect of the transaction shall be on and from April 1, 2006 regardless of the date of Closing.

     j. "Encumbrance" means any form of agreement, option, understanding, commitment, equity, covenant, mortgage, charge, security interest, lien, adverse claim, pledge, demand, action, restriction, order, judgement, decree, right or privilege affecting or capable of affecting title to any conveyance between the Parties.

     k. "iCCL" means iCarbon Canada, Ltd., an Ontario company wholly owned by BPK Resources, Inc., a Nevada corporation, the stock of which is publicly traded on a national exchange in the United States.

     l. "Lease" means that lease based upon an offer to lease dated the 10th day of April, 2006, between Fabau (Canada) Limited and Classifier Milling Systems Corp.

     m. "Management Agreement" means the agreement by which Vanderhardt shall continue employment and management of CMS for five (5) years from Closing.

     n. "Parties" means the parties to this Agreement as named and set out above, and "Party" means either of them.

     o. "Permitted Encumbrances" means defects or irregularities in title which are of a minor nature and do not, in the aggregate, adversely affect the interest of the Parties.

     p. "Purchase Price" means the definition set forth in Section 2.2 hereunder.

     q. "Pledge Agreement" means the Agreement referred to in Section 2.3(A)(i) hereunder.

     r. "Taxes" means any municipal taxes or real estate taxes or other taxes, assessments, levies, imposts or charges payable to or exigible by any governmental agency, authority or instrumentality upon the Property.

     s. "this Agreement", "herein", "hereto", "hereby", "hereunder", "hereof" and similar expressions refer to this Agreement and not to any particular clause, sub-clause, section, subsection or paragraph, or other portion hereof, and include amendments hereto, any agreement which is supplementary to or in amendment or confirmation of this Agreement and any schedules hereto or thereto;

     t. "Vanderhardt" means Todd Vanderhardt, a citizen and resident of Canada, owner of one hundred percent (100%) of the capital stock of CMS.


                                   ARTICLE II
                 PURCHASE AND SALE OF CMS STOCK, PURCHASE PRICE

2.1 Basic Transactions. On and subject to the terms and conditions this Agreement, Buyer agrees to purchase from Seller and Seller agrees to sell to Buyer one hundred percent (100%) of the issued and outstanding capital stock of CMS (the "CMS Stock"), all of which is owned by Seller, for the Purchase Price as defined in Section 2.2 hereafter.

         (a) Except as set forth in Schedule 2.1(b), as of April 1, 2006 and on the Closing Date, the Assets shall be free and clear of all debts, Taxes, claims, options, liabilities (whether absolute, accrued, contingent of otherwise), obligations and Encumbrances (whether matured or unmatured). On the Closing Date, there shall be remaining in CMS only such continuing obligations and liabilities as are enumerated on Schedule 2.1(b), none of which shall be past due at the time of Closing. All other liabilities of CMS will be paid at or prior to Closing except for those enumerated on Schedule 2.1(b).

2.2 Purchase Price. Buyer agrees to pay to Seller at Closing the sum of US Four Million Dollars ($4,000,000.00) (the "Purchase Price) payable as follows: (a) US One Million Dollars ($1,000,000.00) at Closing by wire transfer or delivery of immediately available funds, and (b) by delivery at Closing of Buyer's Promissory Note (the "Note"), in the form of Exhibit "A" attached hereto, in the aggregate principal amount of US Three Million Dollars ($3,000,000.00) payable US Six Hundred Thousand Dollars ($600,000.00) each year for five (5) consecutive years on the anniversary date of the Closing, plus interest on the unpaid balance at the rate of Four percent per annum (4%). Interest shall accrue from Closing and be payable on the date which is twelve (12) months after the Closing and quarterly in arrears thereafter; and (c) Buyer shall have the right to make payment of up to One Million Dollars principal amount of the Promissory Note by issuance of common shares in the capital stock of BPK Resources, Inc., a Nevada corporation, issued in the number of common shares to equal US One Million Dollars ($1,000,000.00) when dividing 1,000,000 by 1.40; and (d) in the event of Buyer making payment of the Promissory Note by issuance of shares as set out in 2.2(c), the remaining principal amount of the Promissory Note shall be divided by the number of annual payments remaining the resultant amount then being the principal amount due on those dates..

2.3      Security for Buyer's Payment and Performance.

                  (A) As security for Buyer's payment of the unpaid balance of the Purchase Price, payment of the Note, performance of CMS's obligations under the General Security Agreement, payment of all other amounts due under this Agreement, and for Buyer's performance of its duties and obligations under and pursuant to the Agreement, Buyer agrees, at Closing, to:

                           (i) Pledge the CMS Stock to Seller and to accomplish
the same to execute and
deliver to Seller the Stock Pledge and Escrow Agreement in the form and content of Exhibit "B" attached hereto (the "Pledge Agreement") and in connection therewith, deposit the CMS Stock with the Escrow Agent thereunder, to be held and administered under and pursuant to the Pledge Agreement; and

                           (ii) Cause CMS to grant to Seller a general security
agreement in the Assets, and
the proceeds thereof, and to execute and deliver to Seller a general security agreement and appropriate financing statements perfecting the same upon recording.

                  (B) At any time and from time to time following the Closing, Seller shall deliver to Buyer such other instruments of conveyance and transfer as Buyer may reasonable request or as may be otherwise necessary to more effectively convey and transfer to, and vest in Buyer and put Buyer in full possession of, the Stock free and clear of all debts, encumbrances, taxes, claims, options, liabilities (whether absolute, accrued, contingent or otherwise), obligations and liens (whether matured or unmatured), except as set forth in Article II hereunder.

                                   ARTICLE III
              REPRESENTATIONS AND WARRANTIES OF VANDERHARDT AND CMS

3.1 Representations and Warranties of Vanderhardt and CMS. Vanderhardt and CMS represent and warrant to iCCL as follows, and acknowledge that iCCL is relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

         (a) Organization of CMS. CMS is duly organized, validly existing and in good standing under the laws of the Province of Ontario, Canada. CMS is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. CMS has full corporate power and authority to carry on the business in which it is engaged and to own and use the property owned and used by it.

         (b) Authorization of Transaction. Vanderhardt has full power and authority and CMS has full corporate power and authority to execute and deliver this Agreement and to perform his and its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Vanderhardt and CMS enforceable in accordance with its terms and conditions. Neither Vanderhardt nor CMS is required to give any notice to, make any filing with or obtain any authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) Capitalization of CMS. Authorized capital stock of CMS consists of Unlimited Common Shares, Unlimited Class "A", "B" and "C" Special Shares of CMS of which Twelve Hundred and Four (1204) Common Shares are issued and outstanding and no other shares of any other class of shares have been issued. All of the issued and outstanding shares of CMS have been duly authorized, validly issued, fully paid and non-assessable and are held of record by Vanderhardt. There are no outstanding or authorized options, warranties, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require CMS to issue, sell or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to CMS.

         (d) Shares Being Sold and Purchased. Vanderhardt holds of record and owns beneficially one hundred percent (100%) of the capital stock, capital shares and equity interests of CMS, free and clear of any restrictions on transfer, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims and demands. Vanderhardt is not a party to any option, warrant, purchase right or other contract or commitment that could require him to sell, transfer or otherwise dispose of any capital stock of CMS other than being sold through this Agreement. Vanderhardt is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of CMS.

         (e) Consents. Consents or filings required to be obtained or made by each of them in order to complete the transactions contemplated by this Agreement can and will be made and neither are aware of any consents required to be obtained other than consents listed herein or, by their nature, inferred or implied to have been obtained or will be obtained.

         (f) Litigation. There is no action, suit or proceeding, at law or in equity; no claim or demand by any person or entity, or any investigation, arbitration or any administrative or other proceeding pending, or, to the best of the knowledge of either of them, threatened against or affecting the ability Vander to perform the obligations of this Agreement other than performance of things made known to iCCL in writing, the remedy for which can be obtained by Vanderhardt or CMS or is otherwise satisfied by this agreement.

         (g) Restrictive Documents. Vanderhardt and CMS are not subject to or a party to any charter or by-law restriction, encumbrance, contractual or other right or obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character preventing the consummation of the transactions contemplated by this Agreement.

         (h) Compliance with Laws. Vanderhardt is selling all of his equity ownership of CMS in compliance with all applicable laws, rules and regulations of each jurisdiction and with all applicable orders, judgements and decrees by which Vanderhardt is bound and Vanderhardt is not in breach of any such laws, rules, regulations, orders, judgements and decrees.

         (i) Brokers Fees. Neither Vanderhardt nor CMS has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer would be liable or obligated.

         (j) Financial Statements. Attached hereto as Exhibit "C" are the following notice to reader financial statements (collectively the "Financial Statements")" (i) balance sheets and statements of income for the fiscal years ended May 31, 2005, May 31, 2004, and May 31, 2003 for CMS and (ii) balance sheets and statements of income, (the "Most Recent Financial Statements") as of and for the months from May 2005 for and until the most current ended month prior to Closing for CMS. The Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods covered thereby and, although not prepared in accordance with GAAP, present fairly the financial condition of CMS as of such dates and the results of operations of CMS for such periods, provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.
         (k) Events Subsequent to March 31, 2006. Since March 31, 2006, there has not been any material adverse change in the financial condition of CMS. Without limiting the generality of the foregoing, since that date CMS has not engaged in any practice, taken any action, or entered into any transaction outside the ordinary course of business.

         (l) Legal Compliance of CMS. CMS has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a material adverse effect upon the financial condition of CMS.

         (m) Tax Matters.

                           (i) CMS has filed all Income Tax Returns that it was
required to file, and has paid
all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a material adverse effect on the financial condition of CMS.

                           (ii) CMS has not waived any statute of limitations in
respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

                           (iii) CMS is not a party to any Income Tax allocation
or sharing agreement.

         (n) Real Property.

                           (i) CMS owns no real property.

                           (ii) Schedule 3.1(n) also lists all real property leased, or intended to be leased, or subleased to CMS, including a copy of the Lease. Seller has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date). Each lease and sublease is legal, valid, binding, enforceable, and in full force and effect, except where the illegality, invalidity, nonbinding nature, unenforceability, or ineffectiveness would not have a material adverse effect on the financial condition of CMS.

         (o) Intellectual Property. Schedule 3.1(o) identifies each patent or registration which has been issued to CMS or Seller with respect to any of its intellectual property, identifies each pending patent application or application for registration which CMS or Seller has made with respect to any of its intellectual property, and identifies each license, agreement, or other permission which CMS or Seller has granted to any third party with respect to any of its intellectual property.

         (p) Contracts. Schedule 3.1(p) lists all written contracts and other written agreements to which CMS is a party, the performance of which will involve consideration in excess of $50,000.00. Seller has delivered to the Buyer a correct and complete copy of each contract or other agreement (as amended to date).

         (q) Environmental, Health, and Safety Matters.

                           (i) CMS is in compliance with Environmental, Health,
and Safety Requirements, except
for such non-compliance as would not have a material adverse effect on the financial condition of CMS.

                           (ii) CMS has not received any written notice, report
or other information regarding
any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (Whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to CMS or its facilities arising under Environmental, Health , and Safety Requirements, the subject of which would have a material adverse effect on the financial condition of CMS.

         (r) Certain Business Relationships with CMS. Seller has not been involved in any material business arrangement or relationship independent of CMS within the past twelve (12) months and Seller does not own any material asset, tangible or intangible, which is required by or used in the business of CMS.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF iCCL

4.1 Representations and Warranties of iCCL. iCCL represents and warrants to Vanderhardt and CMS as follows, and acknowledges Vanderhardt and CMS are relying upon such representations and warranties in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby:

         (a) Due Incorporation and Subsistence. iCCL is duly incorporated, organized and validly existing and in good standing under the laws of the Province of Ontario, Canada.

         (b) Consents. There are no Consents or filings required to be obtained or made by iCCL in order to complete the transactions contemplated by this Agreement.

         (c) Restrictive Documents. iCCL is not subject to or party to any charter or by-law restriction, encumbrance, contractual or other right or obligation, law, rule, ordinance, regulation, or any other restriction of any kind or character preventing consummation of the transaction contemplated by this Agreement or compliance by iCCL with the terms, conditions and provisions hereof.

         (d) Filings. iCCL is up-to-date in all filings with all requisite regulatory agencies and is in good standing with respect to all requisite filings.

         (e) Litigation. There is no action, suit, proceeding, at law or in equity, claim or demand by any person or entity, or any investigation, arbitration or any administrative or other proceeding by or before, or to the best knowledge of iCCL, threatened against or affecting iCCL to perform its obligations in respect of this Agreement.

         (f) Compliance with Laws. iCCL is performing this Agreement in compliance with all applicable laws, rules and regulations of each jurisdiction in which iCCL is bound, and with all applicable orders, judgements and decrees by which it is bound and is not in breach of any such laws, rules, regulations, orders, judgements and decrees.

         (g) Brokers Fees. iCCL has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                                    ARTICLE V
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

5.1 Survival. All covenants, representations and warranties made herein or in any agreement, certificate or other document delivered or given pursuant to this Agreement, other than those which are expressly waived in writing as part of the Closing shall survive the Closing hereunder and continue in full force and effect.

5.2      Indemnification for Benefit of the Buyer.

         (a) In the event Seller or CMS breaches any of their representations, warranties, and covenants contained herein, provided that the Buyer makes a written claim for indemnification against the Seller in accordance with the Notices provision hereinafter set forth, Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer shall suffer through and after the date of the claim for indemnification caused by the breach, provided, however, that the Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of the Seller or CMS contained herein in excess of the Purchase Price, (after which point the Seller will have no obligation to indemnify the Buyer from and against further such Adverse Consequences.)

5.3      Indemnification Provisions for Benefit of the Sellers.

         (a) In the event the Buyer breaches any of its representations, warranties, and covenants contained herein, provided that the Seller makes a written claim for indemnification against the Buyer pursuant to the Notices provision hereunder, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller shall suffer through and after the date of the claim for indemnification caused (proximately) by the breach.

5.4      Matters Involving Third Parties.

         (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this section, then the Indemnified Party shall promptly (and in any event within five (5) business days) after receiving notice of the Third Party Claim) notify each Indemnifying Party thereof in writing.

         (b) Any Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third Party Claim with counsel of his or its choice (reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party).

         (c) Unless and until an Indemnifying Party assumes the defense of the Third Party claim as provided above, however, the Indemnified Party may defend against the Third Party Claim in any manner he or it reasonably may deem appropriate.

         (d) In no event will the Indemnified Party consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of each of the Indemnifying Parties, which shall not be unreasonably withheld.

                                   ARTICLE VI

                                     CLOSING

6.1 Closing. Closing will occur on the earliest date practical on or before July 31, 2006, upon no less than ten (10) days written notice from iCCL to Vanderhardt of the Closing date desired. Upon Closing, all effects occurring from this transaction shall be as and if the Closing occurred on April 1, 2006, save for accounting adjustments that may be required to conform to GAAP.

6.2 Deliverables by Vanderhardt. At the time of Closing, Vanderhardt shall deliver certificates representing one hundred percent (100%) of the issued and outstanding capital stock of CMS, duly endorsed in blank for transfer to iCCL, free and clear of all Encumbrances.

6.3 Deliverables by iCCL. At the time of Closing, iCCL will make payment in good funds to Vanderhardt in the amount of US One Million ($1,000,000.00) Dollars, and shall deliver Buyer's Note in the principal amount of US Three Million Dollars ($3,000,000.00), in the form attached hereto as Exhibit "A".

                                   ARTICLE VII
                         CONDITIONS PRECEDENT TO CLOSING

7.1 Conditions Precedent to Closing. This Agreement is valid and effective as and when, and only if, the following has occurred, or will occur on or before Closing:

                  (a) Satisfactory Completion of Due Diligence by Buyer & Approval of Board of Directors of BPK Resources. Buyer has commenced and will continue due diligence and believes it can be completed by July 15, 2006, provided Buyer has full access as provided for in Section 7.1(g) hereunder. In the event Buyer is not satisfied, in its sole discretion, with the results of its due diligence and so notifies Seller no later than July 15, 2006, that it will not complete the transaction and close by July 31, 2006, this Agreement shall terminate automatically and be and become null, void and unenforceable except as provided in Section 9.2 hereunder. Closing of the transaction contemplated by this Agreement is subject to the approval of the Board of Directors of BPK Resources, Inc.

                  (b) Deliverables Under Article VI. iCCL and CMS shall have delivered the Deliverables set forth in Article VI hereunder.

                  (c) CMS Affiliates. On or before Closing, iCCL will have entered into agreements acceptable to it to acquire, extend or terminate business arrangements between CMS and CMS Affiliates satisfactory to iCCL.

                  (d) Management Agreement. On or before Closing, iCCL will have entered into a Management Agreement with Vanderhardt with no-compete and restrictive agreements, in a form acceptable to Vanderhardt and iCCL, the term of which shall be for a minimum of five (5) years, a salary of U S One Hundred Fifty Thousand Dollars ($150,000.00) per annum, subject to increase as determined by the Executive Board of CMS excluding Vanderhart, an automobile allowance and expenses consistent with the policies of CMS after Closing.

                  (e) Pledge Agreement, General Security Agreement, etc. At Closing, Buyer and Seller shall have entered into and delivered the Pledge Agreement and CMS and Seller shall have entered into and delivered the General Security Agreement and UCC-1s.

                  (f) Operation of Business. Prior to Closing, Seller and CMS will not cause or permit CMS to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

                  (g) Full Access. Seller and CMS will permit, and Seller will cause CMS to permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of CMS to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to CMS. The Buyer will treat and hold as such any Confidential Information it receives from any of the Seller or CMS in the course of the reviews contemplated hereunder, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller, and its Subsidiaries all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

                  (h) Notice of Developments. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in made hereunder or in connection with this Agreement or other agreements called for by this Agreement. No disclosure by any Party pursuant to this provision, however, shall be deemed to amend or supplement any Schedule or to prevent or cure any misrepresentation or breach of warranty.

                                  ARTICLE VIII
                                DEFAULT; REMEDIES


8.1 Default. The occurrence of any one (1) of the following events shall constitute a default by the Buyer ("Event of Default") under this Agreement:

                           (i) Buyer fails or neglects to pay the payments due
under this Agreement or the
Note within ten (10) days following the date on which payment is required to be paid under this Agreement or the Note; or

                           (ii) Buyer neglects to perform, keep or observe any
term, provision, condition or
covenant not involving the payment of money, required to be kept, performed or observed by Buyer under this Agreement, the Note, or under the Pledge Agreement, or CMS fails to perform, keep or observe any term, provision, condition or covenant required to be kept, performed or observed under the General Security Agreement; or

                           (iii) An Event of Default occurs under this
Agreement, General Security Agreement or the Pledge Agreement; or

                           (iv) Buyer or CMS encumbers, agrees to encumber,
sells, agrees to sell; or assigns,
transfers or otherwise agrees to assign or transfer or dispose of to a third party all or any portion of the assets secured by the General Security Agreement prior to the payment of all amounts payable to Seller under this Agreement or the Note without prior written consent of Seller, except Seller's purchase money security interest; or


                           (v) CMS terminates its business operations; or

                           (vi) Buyer or CMS is liquidated or dissolved; or


                           (viii) Control of Buyer's or CMS's business
operations is transferred to or otherwise becomes vested in persons other than those in control on the date hereof; or


                           (ix)     Buyer or CMS shall (1) become insolvent,
(2) admit its inability to pay its debts as they become due, (3) make an assignment for the benefit of its creditors, (4) be adjudicated bankrupt or insolvent, (5) voluntarily initiate proceedings under any bankruptcy or reorganization law either now or hereafter in effect, (6) become the subject of any involuntary proceedings under any bankruptcy or reorganization law either now or hereafter in effect that shall not have been discharged within thirty
(30) days of the initiation thereof.

8.2 Remedies Upon Event of Default. Seller may immediately and without further notice to any person (including, without limitation, Buyer) upon the occurrence of an Event of Default hereunder and after expiration of any notice or grace periods provided hereunder exercise any one (1) or more of the following remedies:

                           (i) Exercise any one or more of the rights and
remedies available to a secured party under the Canadian Personal Property Security Act and the regulations thereunder, as amended, upon default by a debtor; and

                           (ii) Exercise any one (1) or more of the rights and
remedies available to Sellers
under the Note, General Security Agreement and the Pledge Agreement; and

                           (iii) Exercise any other remedy available to Sellers
under applicable law.

                  Except as expressly required by the particular instrument or agreement, pursuant to which such remedies are exercised or by applicable law, except as otherwise provided, Seller may exercise any of the foregoing remedies without presentment, demand, protest or notice of any kind to any person (including, without limitation, Buyer and CMS) all of which are hereby expressly and knowingly waived.

                                   ARTICLE IX
                                   TERMINATION

9.1 Termination of Agreement. The Parties may terminate this Agreement as provided below:

                  (a) Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (A) the Seller has within the then previous ten (10) business days given the Buyer any notice pursuant to Section 7.1(g) above and (B) the development that is the subject of the notice has had a material adverse effect upon the financial condition of CMS;

                  (c) Buyer may terminate this Agreement by giving written notice to the Seller at any time prior Closing (A) in the event Seller or CMS has breached any material representation, warranty, or covenant in this Agreement in any material respect, the Buyer has notified Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 2006, by reason of the failure of any condition precedent hereunder (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (d) Buyer may terminate this Agreement in the event of unsatisfactory due diligence results as provided for in Section 7.1(a) hereunder.

                  (e) Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (B) if the Closing shall not have occurred on or before July 31, 2006, by reason of the failure of any condition precedent under Section 7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

9.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained herein above shall survive termination.


                                    ARTICLE X
                                  MISCELLANEOUS

10.1 Further Assurances. To the extent reasonable and practicable and permitted by law, each of the Parties upon the request of the other shall execute, acknowledge and deliver or cause to be done, all such further acts, deeds, documents, assignments, transfers, conveyances and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

10.2 Successors in Interest. This Agreement and the provisions hereof shall be for the benefit of and be binding upon the Parties and their respective heirs, executors, personal representatives, successors and assigns, as the case may be.

10.3 Notices. Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid certified mail, registered return receipt (or by nationally recognized overnight carrier requires receipt of delivery (e.g., FedEx, UPS, DHL). If transmitted by mail or overnight carrier, it shall be deemed received two (2) business days after being sent. Such notices shall be sent to either party to this Agreement as listed below, or to any other address given by a Party:

                  iCarbon Canada, Ltd.
                  David Laudeman, CFO
                  106 Lakeside Avenue, PO Box 210
                  Delano, PA 18220

                  Classifier Milling Systems, Inc.
                  Todd Vanderhardt
                  24 Erin Park Drive
                  Erin, Ontario
                  Canada NOB 1TO

10.4 Assignment. This Agreement may not be assigned by either party to this Agreement without prior written consent of each other party.

10.5 Execution in Counterparts. This Agreement may be executed by the Parties in separate counterparts or duplicates, each of which when so executed and delivered, shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

10.6 Entire Agreement. This Agreement together with any other agreements or documents to be delivered pursuant to this Agreement, sets forth the agreement among the Parties pertaining to the specific subject matter hereof and does replace and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no warranties, representations or other agreements, whether oral or written, expressed or implied, statutory or otherwise, between the Parties in connection with the subject matter hereof except as specifically set forth herein.

10.7 Amendments. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

10.8 Waiver. No delay or failure of any party in exercising any right or remedy hereunder and no partial exercise of any such right or remedy shall be deemed to constitute a waiver of such right or remedy or any other rights or remedies of such party hereunder. No waiver of any provision of this Agreement shall constitute a waiver of any other provisions, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any consent by a party to or any waiver by a Party of any breach of any provision of this Agreement shall not constitute consent, or waiver of any subsequent or other breach of the provisions of this Agreement.

10.9 Severability. Each of the provisions of this Agreement (and each part of each such provision) is severable from every other provision hereof and every other part thereof. In the event that any provision, or part thereof contained in this Agreement or the application thereof to any circumstance shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction and to any extent: (a) the validity, legality or enforceability of such provision, or such part thereof in any other jurisdiction and of the remaining provisions contained in this Agreement,(or the remaining parts of such provision, as the case may be, shall not in any way be affected or impaired thereby; (b) the application of such provision or such part thereof to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not in any way be affected or impaired thereby; (c) such provision or such part thereof shall be severed from this Agreement and ineffective to the extent of such invalidity, illegality or unenforceability in such jurisdiction and in such circumstances.

10.10    Schedules.  Schedules attached herewith form part of this Agreement.

10.11 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other parties prior to making the disclosures.

10.12 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

10.13 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.14 Gender and Number. Any reference in this Agreement to gender shall include all genders and words used herein importing the singular number only shall include the plural and vice versa.

10.15 Headings, Etc. The division of this Agreement into Articles, Sections, Subsections and other subdivisions and the insertion of headings are for convenience of reference only, and shall not affect or be utilized in the construction or interpretation hereof.

10.16 Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, United States of America and the federal laws of the United States of America applicable therein and in accordance with the laws of the Province of Ontario and the federal laws of Canada as and where applicable. The Parties irrevocably submit to the jurisdiction of the courts of the State of Pennsylvania and when required by law, irrevocably submit to the jurisdiction of the courts of the Province of Ontario.

10.17 Construction. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

                        THIS PAGE IS INTENTIONALLY BLANK

IN WITNESS WHEREOF and intending to be legally bound hereby, the Parties have executed this Agreement as of the date first above written.


                                      SELLER:

                                      /s/ Todd Vanderhardt
                                      ----------------------------------(SEAL)
                                      Todd Vanderhardt

                                      CLASSIFIER MILLING SYSTEMS CORP.

                                      By:/s/ Todd Vanderhardt
                                         ------------------------------------
                                         Name: Todd Vanderhardt
                                         Title: President


                                      BUYER:
                                      iCARBON CANADA, LTD.

                                      By:/s/ James E. Olive
                                         ------------------------------------
                                         Name: James E. Olive
                                         Title: CEO